UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2014

Excel Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	333-173702	27-3955524
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

595 Madison Avenue, Suite 1101 New York, NY		10022
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 921-2000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On February 17, 2014, Excel Corporation (the “Company”), entered into a Securities Exchange Agreement (the “Agreement”) with Payprotec Oregon, LLC (d/b/a Securus Payments) (“Payprotec”), Mychol Robirds and Steven Lemma, that will effectuate the purchase of 90% of the membership interests of Payprotec and its subsidiary Securus Consultants, LLC (“Securus”).  In exchange for the membership interests in Payprotec and Securus, the Company will issue to Messrs. Robirds and Lemma a total of 20,400,000 shares of the Company’s Common Stock and two shares of the Company’s Series A Preferred Stock.  Pursuant to the Agreement, at closing, Payprotec will also enter into three year employment agreements (the “Employment Agreements”) with each of Messrs. Robirds and Lemma.  The Agreement is subject to a number of conditions, including without limitation, the delivery of audited financial statements for Payprotec and Securus, consents of third parties, the filing of the certificate of designation for the Series A Preferred Stock ("Certificate of Designation") and the execution of the Employment Agreements.

The foregoing summary of the Agreement, Employment Agreements and the Certificate of Designation is qualified in its entirety by reference to the Agreement and the forms of the Employment Agreement and Certificate of Designation as referenced in the Agreement, copies of which are filed as Exhibit 10.01, 10.02 and 10.03 to this report and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Document

10.01	Securities Exchange Agreement, dated February 17, 2014, between the Company, Payprotec Oregon, LLC (d/b/a Securus Payments), Mychol Robirds and Steven Lemma.

10.02	Form of Employment Agreement.

10.03	Form of Certificate of Designation

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 18, 2014

EXCEL CORPORATION

By:	/s/ Ruben Azrak
Name: Ruben Azrak
Title: Interim Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Document

10.01	Securities Exchange Agreement, dated February 17, 2014, between the Company, Payprotec Oregon, LLC (d/b/a Securus Payments), Mychol Robirds and Steven Lemma.

10.02	Form of Employment Agreement.

10.03	Form of Certificate of Designation

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